UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
 SECURITIES EXCHANGE ACT OF 1934

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CBS CORPORATION
 (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ACTION TAKEN BY WRITTEN CONSENT BY HOLDERS OF
NOT LESS THAN A MAJORITY OF THE AGGREGATE VOTING POWER
 OF ALL OUTSTANDING SHARES OF CAPITAL STOCK OF CBS CORPORATION
Dear CBS Corporation Stockholders:
The enclosed information statement (the "Information Statement") is being distributed to the holders of record as of the close of business on September 9, 2018 (the "Record Date") of the voting Class A Common Stock and the non-voting Class B Common Stock of CBS Corporation, a Delaware corporation (the "Company").
The purpose of the Information Statement is to inform you of action taken by holders of a majority of the Company's voting power to amend the Company's Amended and Restated Bylaws (the "Bylaws").  On September 9, 2018, National Amusements, Inc., a Maryland corporation ("NAI"), and its wholly owned subsidiary NAI Entertainment Holdings LLC, a Delaware limited liability company ("NAIEH"), delivered to the Company a written consent (the "Written Consent") to effect certain amendments to the Bylaws (the "Bylaw Amendments").  As of June 30, 2018, NAI and NAIEH together owned approximately 79.7% of the Company's voting Class A Common Stock outstanding, and owned approximately 10.4% of the Company's Class A Common Stock and non-voting Class B Common Stock outstanding on a combined basis.
NAI and NAIEH delivered the Written Consent to the Company in connection with the Company's entry into a settlement and release agreement (the "Settlement Agreement"), dated September 9, 2018, with NAI, NAIEH, Mr. Sumner M. Redstone, Ms. Shari E. Redstone, other members of the Redstone family and related parties, the other members of the Company's Board of Directors (the "Board"), the Sumner M. Redstone National Amusements Trust u/d/t June 28, 2002, as amended (the "SMR Trust"), each of the trustees of the SMR Trust, and certain other parties.  Pursuant to the Settlement Agreement, among other matters, the parties dismissed all claims in the litigation in the Delaware Chancery Court among CBS, NAI, NAIEH, the directors of the Company and certain other parties.  The Settlement Agreement is filed as an exhibit to and described in the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on September 10, 2018.
The Bylaw Amendments provide that the Board may not consider any issuance of shares of the Company's voting Class A Common Stock, or other voting securities of the Company or any of its subsidiaries, at any annual, special or regular meeting of the Board, unless notice of the proposed issuance is provided to all directors at least ten business days prior to the meeting at which the issuance is to be considered.  The Bylaw Amendments also remove certain restrictions in the Bylaws on the ability of the Board (i) to declare and pay any dividend upon the capital stock of the Company, and (ii) to adopt, amend, alter, change or repeal any provisions of the Bylaws, both of which were previously adopted by NAI and NAIEH by written consent.  A copy of the written consent delivered by NAI and NAIEH, including the full text of the Bylaw Amendments, is set forth in Exhibit A to the Information Statement.
The Information Statement, when mailed to stockholders, will constitute the notice required under Section 228(e) of the General Corporation Law of the State of Delaware (the "DGCL").  The Written Consent constitutes the only stockholder approval required to approve the Bylaw Amendments under the DGCL, the Company's Amended and Restated Certificate of Incorporation and the Bylaws.  The Board is not soliciting your consent or your proxy in connection with the Bylaw Amendments and no consents or proxies are being requested from stockholders.
THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.
WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

/s/ Lawrence P. Tu
LAWRENCE P. TU
Senior Executive Vice President and Chief Legal Officer

October 10, 2018
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INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND
 YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.
PURPOSE OF INFORMATION STATEMENT
This Information Statement advises stockholders of CBS Corporation ("we," "us" or the "Company") of action taken by holders of a majority of the Company's voting power to amend the Company's Amended and Restated Bylaws (the "Bylaws").  On September 9, 2018 (the "Record Date"), National Amusements, Inc., a Maryland corporation ("NAI"), and its wholly owned subsidiary NAI Entertainment Holdings LLC, a Delaware limited liability company ("NAIEH"), delivered to the Company a written consent (the "Written Consent") to effect certain amendments to the Bylaws (the "Bylaw Amendments").  As of June 30, 2018, NAI and NAIEH together owned approximately 79.7% of the Company's voting Class A Common Stock outstanding, and owned approximately 10.4% of the Company's Class A Common Stock and non-voting Class B Common Stock outstanding on a combined basis.
GENERAL OVERVIEW OF ACTION
NAI and NAIEH delivered the Written Consent to the Company in connection with the Company's entry into a settlement and release agreement (the "Settlement Agreement"), dated September 9, 2018, with NAI, NAIEH, Mr. Sumner M. Redstone, Ms. Shari E. Redstone, other members of the Redstone family and related parties, the other members of the Company's Board of Directors (the "Board"), the Sumner M. Redstone National Amusements Trust u/d/t June 28, 2002, as amended (the "SMR Trust"), each of the trustees of the SMR Trust, and certain other parties.  Pursuant to the Settlement Agreement, among other matters, the parties dismissed all claims in the litigation in the Delaware Chancery Court among CBS, NAI, NAIEH, the directors of the Company and certain other parties.  The Settlement Agreement is filed as an exhibit to and described in the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") on September 10, 2018 (the "Form 8-K").
The Bylaw Amendments provide that the Board may not consider any issuance of shares of the Company's voting Class A Common Stock, or other voting securities of the Company or any of its subsidiaries, at any annual, special or regular meeting of the Board, unless notice of the proposed issuance is provided to all directors at least ten business days prior to the meeting at which the issuance is to be considered.  The Bylaw Amendments also remove restrictions in the Bylaws on the ability of the Board (i) to declare and pay any dividend upon the capital stock of the Company, and (ii) to adopt, amend, alter, change or repeal any provisions of the Bylaws, both of which were previously adopted by written consent by NAI and NAIEH.
The foregoing summary is qualified in its entirety by reference to the full text of the Written Consent, including the Bylaw Amendments, which is attached to this Information Statement as Exhibit A.
VOTES REQUIRED
Pursuant to the Company's Amended and Restated Certificate of Incorporation, holders of the Company's Class A Common Stock are entitled to one vote per share of Class A Common Stock.  Holders of the Company's Class B Common Stock are not entitled to vote, except as otherwise required by law.
Section 228 of the General Corporation Law of the State of Delaware (the "DGCL") and Article II, Section 11 of the Bylaws provide that stockholders of the Company may act by written consent without a meeting if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted.  Article X of the Bylaws provides that the affirmative vote of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Company then entitled to vote generally in an election of directors, voting together as a single class, shall be required for the stockholders of the Company to amend, alter, change, repeal or adopt any bylaws of the Company.  Accordingly, approval of the Bylaw Amendments required the affirmative vote of a majority of the issued and outstanding shares of the Company's Class A Common Stock.
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As of the close of business on the Record Date, 37,507,609 shares of the Company's Class A Common Stock were outstanding, and each of those shares was entitled to one vote.  Shares of the Company's Class B Common Stock are not entitled to vote.  As of the close of business on the Record Date, NAI and NAIEH together owned 29,882,599 shares of the Company's Class A Common Stock, representing approximately 79.7% of the Company's outstanding Class A Common Stock.
NAI is the controlling stockholder of the Company and Viacom Inc. ("Viacom").  Mr. Sumner M. Redstone, the controlling stockholder, Chairman of the Board of Directors and Chief Executive Officer of NAI, is the Chairman Emeritus of each of the Company and Viacom.  In addition, Ms. Shari E. Redstone, Mr. Sumner M. Redstone's daughter, is the President and a director of NAI and the Vice Chair of the Board of Directors of each of the Company and Viacom.  Mr. David R. Andelman was a director of the Company until his resignation on September 9, 2018 pursuant to the Settlement Agreement, as disclosed in the Form 8-K.  Mr. Andelman serves as a director of NAI.  NAI is controlled by Mr. Sumner M. Redstone through the SMR Trust, which owns 80% of the voting interest of NAI, and such voting interest of NAI held by the SMR Trust is voted solely by Mr. Redstone until his incapacity or death.  The SMR Trust provides that in the event of Mr. Redstone's death or incapacity, voting control of the NAI voting interest held by the SMR Trust will pass to seven trustees, who will include Ms. Redstone; Mr. Andelman is currently and will continue to be a trustee as well.  No member of the Company's management is a trustee of the SMR Trust.
DISSENTERS' RIGHTS
Under the DGCL, holders of the Company's capital stock are not entitled to dissenters' rights of appraisal with respect to an amendment to the Bylaws.
DISTRIBUTION AND COSTS
We will pay the cost of preparing, printing and distributing this Information Statement.  Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders upon written request to the Company at 51 West 52nd Street, New York, NY 10019.  Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to the Company at 51 West 52nd Street, New York, NY 10019.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy and information statements and other information with the SEC.  You may read and copy this information at the SEC's Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates.  The SEC also maintains a website that contains reports, proxy and information statements and other information that we file electronically with the SEC.  The address of that website is www.sec.gov.  Stockholders can also obtain free copies of the Company's SEC filings through the "Investor Relations" section of the Company's website at www.cbscorporation.com.  The information provided on the Company's website, other than copies of the documents listed or referenced above that have been or will be filed with the SEC, is not part of this Information Statement and therefore is not incorporated herein by reference.  The Company's Class A Common Stock and Class B Common Stock are listed on the New York Stock Exchange.  Information about us also is available at the New York Stock Exchange.

/s/ Lawrence P. Tu
LAWRENCE P. TU
Senior Executive Vice President and Chief Legal Officer

October 10, 2018
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EXHIBIT A
Execution Version
CBS CORPORATION
ACTION BY WRITTEN CONSENT OF STOCKHOLDER
The undersigned stockholders (collectively, the "Stockholders") of CBS Corporation, a Delaware corporation (the "Company"), being the holders of a number of shares of Class A Common Stock of the Company representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting of stockholders of the Company at which all shares entitled to vote thereon were present and voted, hereby consent to the adoption of, and hereby adopt, the following actions by written consent in lieu of a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware, and hereby direct that this written consent ("Consent") be filed with the minutes of the proceedings of the Company.
WHEREAS:  Section 228 of the Delaware General Corporation Law (the "DGCL") and Article II, Section 11 of the Amended and Restated Bylaws, as amended (the "Bylaws"), of the Company, provide that stockholders of the Company may act by written consent without a meeting if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted;
WHEREAS:  Section 109(a) of the DGCL provides in relevant part that "the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote" and the Amended and Restated Certificate of Incorporation of the Company contains no restrictions on the Company's stockholders' power to amend the Bylaws;
WHEREAS:  Article III, Section 7 of the Bylaws currently provides that "[t]he Chairman of the Board, the Chief Executive Officer or the Vice Chair of the Board may call a special meeting of the board of directors at any time by giving notice as provided in these bylaws to each member of the board at least twenty-four (24) hours before the time appointed.  Every such notice shall state the time and place but need not state the purpose of the meeting[;]"
WHEREAS:  Article IX, Section 1 of the Bylaws currently provides that "[d]ividends upon the capital stock of the Corporation, subject to the provisions of the Amended and Restated Certificate of Incorporation, if any, may be declared by the board of directors, pursuant to law, only upon approval and declaration by the vote of directors specified below and compliance with the following procedures and notice requirements:  First, the directors, at any regular or special meeting, by the affirmative vote of at least 90% of directors then in office, shall adopt a resolution recommending the dividend (specifying the form and amount of the proposed dividend payable to holders of each class or series of stock); second, if such resolution recommending the proposed dividend is approved by the required vote, the dividend may be approved and declared by the directors at a second meeting (and not before such second meeting), held, on notice to all directors stating the purpose thereof, not earlier than 20 business days after the meeting at which the resolution recommending the dividend was passed, by the affirmative vote of at least 90% of directors then in office; provided, however, that a dividend may be declared without the need for such a second meeting if and only if such dividend is approved and declared by the affirmative vote of all the directors then in office at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of any statute, the Amended and Restated Certificate of Incorporation and these bylaws (including, without limitations, the foregoing procedures)[;]"
WHEREAS:  Article X of the Bylaws currently provides that "[i]n furtherance of and not in limitation of the powers conferred by statute, the board of directors of the Corporation from time to time may adopt, amend, alter, change or repeal the bylaws of the Corporation (a "bylaw amendment") only upon approval by the vote of directors specified below and compliance with the following procedures and notice requirements:  First, the directors, at any regular or special meeting, by the affirmative vote of at least 90% of directors then in office, shall adopt a resolution recommending such bylaw amendment (including the specific wording of the proposed bylaw amendment); second, if such resolution recommending the proposed bylaw amendment is approved by the required vote, the bylaw amendment may be approved by the directors at a second meeting (and not before such second meeting), held, on notice to all directors stating the purpose thereof, not earlier than 20 business days after the meeting at which the resolution recommending the bylaw amendment was passed, by the affirmative vote of at least 90% of directors then in office; provided, however, that a bylaw amendment may be approved by the directors without the need for such a second meeting if and only if such bylaw amendment is approved by the affirmative vote of all the directors then in office at any regular or special meeting; provided further, that any bylaws adopted, amended, altered, changed or repealed by the board of directors or the stockholders of the Corporation may be amended, altered, changed or repealed by the stockholders of the Corporation.  Notwithstanding any other provisions of the Amended and Restated Certificate of Incorporation of the Corporation or these bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, the Amended and Restated Certificate of Incorporation or these bylaws), the affirmative vote of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in an election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, repeal or adopt any bylaws of the Corporation[;]"
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WHEREAS:  pursuant to that certain Settlement and Release Agreement, dated as of September 9, 2018 (the "Settlement Agreement"), by and among the Company, National Amusements, Inc. ("NAI"), NAI Entertainment Holdings LLC ("Entertainment Holdings"), the Sumner M. Redstone National Amusements Trust u/d/t dated June 28, 2002, as amended, Sumner M. Redstone, Shari E. Redstone, David R. Andelman, Robert N. Klieger, Leslie Moonves, Joseph Ianniello, Gary L. Countryman, Charles K. Gifford, Bruce S. Gordon, Linda M. Griego, Martha L. Minow, Joseph A. Califano, Jr., William S. Cohen, Arnold Kopelson, Doug Morris, Leonard Goldberg, Jill Krutick, Tyler Korff, Brandon Korff, Kimberlee Ostheimer, Thaddeus Jankowski, Phyllis Redstone, Norman Jacobs and Leonard Lewin, NAI and Entertainment Holdings have agreed, in their capacities as stockholders of the Company, to execute and deliver to the Company an action by written consent amending Article III, Section 7, Article IX, Section 1 and Article X of the Bylaws in the manner set forth in the resolutions below;
WHEREAS:  In connection with the Settlement Agreement, NAI and Entertainment Holdings deem it desirable to amend Article III, Section 7, Article IX, Section 1 and Article X of the Bylaws in the manner set forth in the resolutions below.
NOW, THEREFORE, IT IS HEREBY RESOLVED:  that, effective immediately, Article III, Section 7 of the Bylaws is deleted in its entirety and replaced with the following:
"The Chairman of the Board, the Chief Executive Officer or the Vice Chair of the Board may call a special meeting of the board of directors at any time by giving notice as provided in these bylaws to each member of the board at least twenty-four (24) hours before the time appointed.  Every such notice shall state the time and place but need not state the purpose of the meeting.  Notwithstanding anything to the contrary herein, the board of directors may not consider any issuance of shares of Class A common stock or other voting securities of the Corporation or any of its subsidiaries at any annual, regular or special meeting unless notice of such proposed issuance shall have been provided personally, orally by telephone or by electronic transmission to each member of the board at least ten (10) business days prior to such meeting."
RESOLVED FURTHER:  that, effective immediately, Article IX, Section 1 of the Bylaws is deleted in its entirety and replaced with the following:
"Dividends upon the capital stock of the Corporation, subject to the provisions of the Amended and Restated Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of any statute, the Amended and Restated Certificate of Incorporation and these bylaws."
RESOLVED FURTHER:  that, effective immediately, Article X of the Bylaws is deleted in its entirety and replaced with the following:
"In furtherance of and not in limitation of the powers conferred by statute, the board of directors of the Corporation from time to time may adopt, amend, alter, change or repeal the bylaws of the Corporation; provided, that any bylaws adopted, amended, altered, changed or repealed by the board of directors or the stockholders of the Corporation may be amended, altered, changed or repealed by the stockholders of the Corporation.  Notwithstanding any other provisions of the Amended and Restated Certificate of Incorporation of the Corporation or these bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, the Amended and Restated Certificate of Incorporation or these bylaws), the affirmative vote of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in an election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, repeal or adopt any bylaws of the Corporation."

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IN WITNESS WHEREOF, the undersigned stockholders have executed and delivered this Consent as of the date written below.

NATIONAL AMUSEMENTS, INC.

By:	/s/ Thaddeus Jankowski
Name:	Thaddeus Jankowski
Title:	Vice President
Date:	September 9, 2018

NAI ENTERTAINMENT HOLDINGS LLC

By:	/s/ Thaddeus Jankowski
Name:	Thaddeus Jankowski
Title:	Vice President
Date:	September 9, 2018

[Signature Page to Action by Written Consent of Stockholder]

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